Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing, along with all other such undersigned, on behalf of the Reporting Persons (as defined in the joint filing), of a statement on Schedule 13G (including amendments thereto) with respect to the common stock of Santarus, Inc., and that this agreement be included as a Exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such statement on Schedule 13G (including any and all amendments thereto), and for the accuracy and completeness of the information concerning such party contained therein.  However, no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

This agreement may be executed in any number of counterparts, all of which taken together shall constitute the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this agreement as of this 22nd day of December, 2008.

Cosmo Technologies Limited	Cosmo Pharmaceuticals S.p.A.
Date: _____________	Date: _____________
/s/ Giuseppe Cipriano	/s/ Mauro Ajani
Signature	Signature
Giuseppe Cipriano - Director	Mauro Ajani – Managing Director
Name/Title	Name/Title

Cassiopea SA	Cosmo Holding S.p.A.
Date: _____________	Date: _____________
/s/ Sonja Bemtgen	/s/ Giuseppe Cipriano
Signature	Signature
Sonja Bemtgen - Director	Giuseppe Cipriano - Chairman
Name/Title	Name/Title

Date: _____________	Date: _____________
/s/ Luigi Moro	/s/ Mauro Ajani
Signature	Signature
Luigi Moro	Mauro Ajani
Name/Title	Name/Title

Date: _____________
/s/ Giuseppe Cipriano
Signature
Giuseppe Cipriano
Name/Title